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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934


                      GENERAL ELECTRIC CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


                Delaware                                    13-1500700
         (State of incorporation                         (I.R.S. employer
            or organization)                          identification number)

           260 Long Ridge Road
          Stamford, Connecticut                                06927
  (Address of principal executive offices)                   (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the follow box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the follow box. [ ]

Securities Act registration statement file number to which this form relates:
333-100527

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class to                Name of each exchange on which
         be so registered                   each class is to be registered
      -------------------------             --------------------------------
         5.875% Notes due                       New York Stock Exchange
        February 18, 2033


  Securities to be registered pursuant to Section 12(g) of the Act:    None


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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the 5.875% Notes due February 18, 2033 (the "Notes") of General Electric Capital Corporation, a Delaware corporation (the "Registrant"), registered hereby is contained under the heading "Description of Notes" in the pricing supplement and the prospectus supplement and under the heading "Description of Debt Securities" in the prospectus thereto forming a part of the Registrant's Registration Statement on Form S-3 (File No. 333-100527) filed with the Securities and Exchange Commission (the "Commission") on October 11, 2002, as declared effective by the Commission on November 21, 2002 and is hereby incorporated herein by reference.

         The Registrant has filed an application to list the Notes on The New York Stock Exchange, Inc. (the "NYSE"). As of the date this registration statement is filed with the Commission, the NYSE has approved the Notes for listing, subject to notice of official issuance. This Registration on Form 8-A is being filed to list the Notes on the NYSE.

Item 2.  Exhibits.

         See Exhibit Index.



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant, General Electric Capital Corporation, has duly caused this Form 8-A Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.




                                  GENERAL ELECTRIC CAPITAL CORPORATION


                                  By:  /s/ Kathryn A. Cassidy
                                      -----------------------------------------
                                      Kathryn A. Cassidy
                                      Title: Senior Vice President-Corporate
                                             Treasury and Global Funding
                                             Operation




Dated: February 24, 2003

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                                  EXHIBIT INDEX

Exhibit
  No.                              Description
-------                            -----------

4(a) Amended and Restated General Electric Capital Corporation Standard Global Multiple Series Indenture Provisions dated as of February 27, 1997 (incorporated by reference to Exhibit No. 4(a) to the Company's Registration Statement on Form S-3 (No. 333-59707).

4(b) Third Amended and Restated Indenture dated as of February 27, 1997 between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as successor trustee (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-3 (No. 333-59707).

4(c) Form of Global Medium-Term Notes, Series A, Fixed Rate Registered Note (incorporated by reference to Exhibit 4(c) to the Company's Form 8-A filed on July 9, 2002).

24 Power of Attorney (incorporated by reference to Exhibit 24 to the Company's Registration Statement on Form S-3 (No. 333-100527).